UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	October 19, 2004
Date of Earliest Event Reported:	October 19, 2004

BOISE CASCADE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho	83728
(Address of principal executive offices)	(Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On October 19, 2004, we issued an earnings release announcing our third quarter 2004 financial results, a copy of which is attached as Exhibit 99.1.  Additionally, executive management will discuss our third quarter earnings during a webcast and conference call to be held today, October 19, at 12 noon (ET).  To access the webcast or conference call, please go to our website at www.bc.com.

We will issue our Third Quarter 2004 Fact Book after we file our third quarter Form 10-Q in November.  In the interim period, selected pages from the Fact Book (Financial Highlights, Summary of Operations, Statistical Review / 2003, and Statistical Review / 2004) are attached as Exhibit 99.2.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement the GAAP presentations, we also present the results of our operations before special gains and losses.  For example, in the attached press release, we present results that exclude items such as gains on the sale of assets, non-recurring tax benefits, and unusual employee-related severance costs.  We believe our presentation of results before these special items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our press release.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Boise Cascade Corporation earnings release dated October 19, 2004

	Exhibit 99.2	Selected pages from Boise Cascade Corporation’s Third Quarter 2004 Fact Book

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary
Date: October 19, 2004

EXHIBIT INDEX

Number	Description

99.1	Boise Cascade Corporation earnings release dated October 19, 2004

99.2	Selected pages from Boise Cascade Corporation’s Third Quarter 2004 Fact Book